Exhibit 99.1

For more information contact:

Luther J. Nussbaum
FOR IMMEDIATE RELEASE	Chairman and CEO
First Consulting Group
562-624-5221
lnussbaum@fcg.com

Chuck McBride
Executive Vice President and CFO
First Consulting Group
562-624-5300
cmcbride@fcg.com

Thomas A. Reep
Vice President Finance and Investor Relations
First Consulting Group
562-624-5250
treep@fcg.com

FIRST CONSULTING GROUP (FCG) REPORTS

THIRD QUARTER 2003 RESULTS

•                  Reports Third Quarter Revenues of $65.8 Million

•                  Net Loss of $4.5 Million and Loss Per Share of $0.18 Including Pretax Restructuring Charges of $4.2 Million

•                  Cash Balance at $58.5 Million

LONG BEACH, Calif., October 22, 2003 – First Consulting Group, Inc. (Nasdaq: FCGI), a leading provider of outsourcing, consulting and systems integration to the health-related industries, today reported financial results for the third quarter ended September 26, 2003.

Third Quarter 2003 Performance

Revenues before reimbursements (“net revenues”) for the third quarter of 2003 were $65.8 million, down 7.7 percent from the prior quarter and 5.4 percent from the third quarter of 2002.  The decrease in revenues for the third quarter was due primarily to lower revenues in the Life Sciences division.

FCG reported a net loss of $4.5 million, or ($0.18) per share, for the third quarter of 2003, which includes pretax severance cost and facility reserves of $4.2 million.  This compares to a net loss of $3.5 million or ($0.14) per share in the prior quarter and a profit of $1.9 million or $0.08 per

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share one year ago.  The second quarter loss in 2003 included a pretax restructuring charge of $3.9 million.

Total cash and investments decreased to $58.5 million in the third quarter of 2003, as compared to $60.2 million in the second quarter of 2003, and $62.9 million in the third quarter of 2002.  Day’s sales outstanding (DSO) were 43 days in the third quarter of 2003, compared to 42 days in the second quarter of 2003 and 53 days one year ago.  FCG continues to have no debt.

“As we have previously discussed, our third quarter was a transition quarter.  We completed an outsourcing agreement with a New York hospital system and our outsourcing pipeline is beginning again to build.  With our work in building the offsite and offshore components of outsourcing, we expect our profitability to continue to improve over the next several quarters.  The project based work will not quickly rebound and we could see some further declines in certain areas of that practice.  As a result, we are aggressively reducing our G&A expenses and lowering our cost of delivery,” said Luther Nussbaum, FCG’s chairman and chief executive officer.  “We are very focused on providing our clients with world class low cost, high quality solutions.”

Business Area Update

FCG is providing the following performance summary for each business area during the third quarter of 2003:

Life Sciences:  The Life Sciences practice has experienced declining revenues as the result of dramatically reduced demand for complex custom software solutions but continues to focus its efforts on the FirstDoc™ suite of products and services and has accelerated investment in the product suite for those features that its user base is demanding.  FirstDoc is the market leader in enterprise regulatory compliant solutions and has over 40 customers with over 100 installs and over 50,000 users.  The FirstDoc solution now accounts for over 70% of Life Sciences revenue and the pipeline includes three large FirstDoc opportunities that are in the late stages of client decisions.  Life Sciences is also focusing on the application outsourcing business with two clients already operational and one engagement in the final stages of closing.  The Company has recently hired a seasoned Life Sciences application outsourcing sales executive who will focus solely on growing that part of the business.  The Company expects the Life Sciences unit to reduce its losses in the fourth quarter with continued improvement in the first half of 2004.

Healthcare Group:  The Health Plan practice’s deep domain expertise, coupled with its emerging go-to-market strategy, has yielded a stronger pipeline of opportunities than in the recent past.  Recent implementation proposals have included an onshore/offshore delivery model that includes application maintenance and outsourcing components that have enabled the Company to reduce its blended rates, time to delivery and cost of delivery.  While the Health Plan practice continues to be profitable, the Company does not expect to see material growth next year.  As previously reported by the Company, the Health Plan practice has been adversely impacted by the roll-off from two large systems implementations in the second half of 2003.  The Health Delivery unit, on the other hand, continues to maintain a solid revenue level.  Health

Delivery’s focus on clinical automation is yielding results and it is considered a market leader in this sector with the initial phases of several large clinical projects completed.  The Company has invested significantly in the Health Delivery sales force and expects a continuation of the shift from advisory services to large implementation and integration projects and a variety of outsourcing solutions.

Outsourcing:  The Outsourcing unit continued to be strong in the third quarter with solid operating results at current accounts and the addition of a seven-year, $40 million contract with Stellaris Health Networks of Armonk, NY.  The pipeline for Outsourcing business has recently been more active with discrete and full outsourcing and application hosting and maintenance outsourcing opportunities. While the Company does not expect to close any additional full IT Outsourcing engagements in 2003, there are some opportunities that could close in the first half of 2004.

Nussbaum concluded, “Since the second half of 1999, we have seen a shift in our business mix.  The decline in project based consulting and systems integration work has been almost fully offset by the growth in our outsourcing business.  While Outsourcing will be the largest revenue source for FCG going forward, we believe our positioning as a company that can also consult, integrate systems, implement systems and lead business process transformation differentiates us in the market place and is an essential component of our future success.”

Outlook

While the Company’s Outsourcing pipeline is the strongest it has been in the last 12 months, the Company does not expect to be awarded any new substantial work until later in the first half of 2004.  In the longer term, the Company anticipates that Outsourcing growth will result in that business comprising two-thirds to three-quarters of the firm’s revenues in three years.  In most of its consulting practices, the Company is experiencing rate pressures due to the competitive nature of the current market, but expects to maintain project profitability by adjusting its delivery cost models through a mix of onshore/offsite/offshore resources. The Company plans to continue to focus on reducing G&A expenses and targets G&A expenses at 20 percent of net revenues in the first quarter of 2004 and 18 percent of net revenues by the end of fiscal year 2004. Previously, the Company had set the 18 percent target as a first quarter of 2004 exit rate; however, the Company expects revenues to grow more moderately than previously anticipated.  The Company expects to record a smaller loss in the fourth quarter of 2003 than in the third quarter of 2003 while taking similar restructuring charges to those taken in the third quarter.  The Company expects to achieve profitability in the first half of 2004, but will experience negative net cash flow and expects total cash and investments to decrease to $50-53 million during the next couple of quarters.  Other than information set forth in this release, FCG is not providing detailed guidance for the fourth quarter or into 2004.

Third Quarter 2003 Conference Call

FCG will hold an investor conference call to discuss third quarter 2003 results on Wednesday, October 22, at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Daylight Time).  This call is being webcast by CCBN and can be accessed at FCG’s Web site at www.fcg.com.  The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network such as America Online’s Personal Finance Channel. Institutional investors can access the call via CCBN’s password protected event management site, StreetEvents (www.streetevents.com).

About First Consulting Group

FCG is a leading provider of outsourcing, consulting and systems integration for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia.  Through combinations of onsite, off-site and offshore outsourced services, FCG provides low cost, high quality offerings to improve its client’s performance.  The firm’s consulting and integration services increase clients’ operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds.  For more information about FCG, visit www.fcg.com or call 800-345-0957.

Forward-Looking Statements

This news release includes forward-looking statements based on First Consulting Group’s current expectations, estimates and projections about its industry, management’s beliefs and certain assumptions made by the company.  These forward-looking statements can typically be identified by use of words such as “believes,” “anticipates” or “expects” and include statements regarding (i) the future prospects of FCG’s business units in healthcare, life sciences and outsourcing; (ii) expected trends in and predictability of the markets that FCG serves; (iii) FCG’s ability to gain closure on key engagements, including new outsourcing engagements and additional phases of clinical transformation projects, during 2004; (iv) the ability of FCG to incorporate and deliver a low cost, high quality offshore/onshore approach through its recently acquired offshore businesses in India and Vietnam; (v) FCG’s anticipated financial and operating performance for the fourth quarter of 2003 and for 2004, including its ability to continue to improve profitability; (vi) FCG’s ability to realize decreased general and administrative expenses on a percentage basis; and (vii) FCG’s ability to stabilize losses in its Life Sciences practice.  These forward-looking statements involve known and unknown risks which may cause the company’s actual results and performance to be materially different from the future results and performance stated or implied by the forward looking statements.

Some of the risks investors should consider include the following: (a) the unpredictable nature of the company’s pipeline of potential business and of negotiations with clients on new outsourcing and other engagements, resulting in uncertainty as to whether and when FCG will enter into new agreements and whether those agreements will be on terms favorable to FCG; (b) the unpredictable nature of the business of FCG’s clients and the markets that they serve, particularly in the current economic and political climate, which could result in clients canceling, modifying or delaying current or prospective engagements with FCG; (c) the importance of

FCG’s personnel to its operations, including whether FCG can attract and retain qualified management and personnel and keep personnel utilized on client engagements in order to achieve projected growth, revenue and earnings; (d) the ability of FCG to increase its sales effectiveness through the recruitment and deployment of an experienced sales force that provides appropriate account coverage; (e) the ability of FCG to reduce general and administrative expenses, minimize the impact of the wind down of two projects in the Health Plan practice and stabilize losses in the Life Sciences practice; (f) the ability of FCG to integrate acquisitions and realize positive earnings contributions from those acquisitions; (g) the ability of FCG to deliver services from a global operations base, including India, Vietnam and Europe; (h) foreign currency exchange rates and cost of labor and availability of resources in FCG’s offshore development centers; (i) the ability of FCG to effectively manage client expectations and cost reductions on the outsourcing accounts; and (j) other risk factors referenced in the company’s most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission.

In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG’s objectives or plans will be achieved.  FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

[Financial Tables to Follow]

First Consulting Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands except per share data)

	3 Months Ended		9 Months Ended
	Sept. 26, 2003	Sept. 27, 2002	Sept. 26, 2003	Sept. 27, 2002

Revenues before reimbursements (net revenues)	65,849	69,606	207,289	199,081
Reimbursements	4,060	3,487	11,725	11,301
Total revenues	69,909	73,093	219,014	210,382

Cost of services before reimbursable expenses	46,709	45,762	142,999	127,644
Reimbursable expenses	4,060	3,487	11,725	11,301
Total cost of services	50,769	49,249	154,724	138,945

Gross profit	19,140	23,844	64,290	71,437

Selling expenses	6,702	7,079	21,670	20,912
General and administrative expenses	15,326	13,471	46,501	42,953
Restructuring, severance, and impairment charges	4,179	—	8,093	7,818
Operating loss	(7,067)	3,294	(11,974)	(246)
Interest income, net	232	240	760	692
Other expense, net	(160)	(233)	(164)	(340)
Loss before income taxes and cumulative effect of change in accounting principle, net of tax	(6,995)	3,301	(11,378)	106
Income tax benefit	(2,448)	1,390	(3,982)	44
Loss before cumulative effect of change in accounting principle, net of tax	(4,547)	1,911	(7,396)	62
Cumulative effect of change in accounting principle, net of tax	—	—	(2,597)	—
Net loss	$(4,547)	$1,911	$(9,993)	$62

Basic EPS:
Loss before cumulative effect of change in accounting principle, net of tax	$(0.18)	$0.08	$(0.30)	$0.00
Cumulative effect of change in accounting principle, net of tax	—	—	(0.10)	—
Net loss	$(0.18)	$0.08	$(0.40)	$0.00

Diluted EPS:
Loss before cumulative effect of change in accounting principle, net of tax	$(0.18)	$0.08	$(0.30)	$0.00
Cumulative effect of change in accounting principle, net of tax	—	—	(0.10)	—
Net loss	$(0.18)	$0.08	$(0.40)	$0.00
Basic weighted avg. shares	24,944	24,074	24,752	23,976
Diluted weighted avg. shares	24,944	24,535	24,752	24,826

First Consulting Group, Inc. and Subsidiaries

Consolidated Balance Sheet Data

(in thousands except per share data)

	Sept. 26 2003	Dec. 27, 2002

Cash, cash equivalents, and investments	$58,486	$67,346
Accounts receivable, net	23,392	36,889
Unbilled receivables	14,927	13,264
Current assets	102,893	124,807
Total assets	158,372	157,309
Current liabilities	44,010	40,963
Long-term debt	—	—
Total stockholders’ equity	107,982	107,972

Selected Business Metrics

	Q3 2003	Q2 2003	Q1 2003	Q4 2002	Q3 2002

Revenue before reimbursements (net revenue) ($ millions)	65.8	71.3	70.1	68.9	69.6
Out-of-pocket reimbursements ($millions)	4.1	4.1	3.6	3.4	3.5
Total revenue ($ millions)	69.9	75.4	73.7	72.3	73.1
Gross margin %	29.1	31.7	32.1	36.1	34.3
Selling expense %	10.2	10.8	10.4	10.3	10.2
General and admin expense %	23.3	23.3	20.8	21.0	19.4
Operating income (loss) % (see note 1 below)	(10.7)	(7.9)	0.9	4.8	4.7
Utilization %, excluding Paragon (see note 2 below)	70.8	76.3	76.2	78.8	72.6
Utilization %, including Paragon (see note 2 below)	74.7	79.3	78.3	—	—
Total associates	2084	2096	2046	1775	1839
Paragon billable associates (see note 2 below)	383	324	277	—	—
Billable associates, excluding Paragon	695	722	729	743	784
Outsourcing associates	662	669	659	709	722
Days sales outstanding (see note 3 below)	43	42	46	55	53

Note 1: Operating income percentage is inclusive of a restructuring charge of $4.2 million (6.3% of revenue) in Q3 2003, $3.9 million (5.5% of net revenue) in Q2 2003, and $7.8 million (11.8% of net revenue) in Q2 2002

Note 2: Acquired Paragon Solutions in February 2003, which is reporting through Life Sciences

Note 3: Days sales outstanding are on a different basis in 2003 compared to 2002 due to the effect of adopting EITF 00-21

Sales Mix as a % of Net Revenues

	Q3 2003	Q2 2003	Q1 2003	Q4 2002	Q3 2002

Health Plan	10	11	10	11	11
Health Delivery	27	26	23	20	20
Government	3	3	3	3	2
Outsourcing	39	37	36	38	39
Life Sciences	14	17	24	26	26
Other	7	6	4	2	2

Delivery Units Selected Financial Metrics

Healthcare	Q3 2003	Q2 2003	Q1 2003	Q4 2002	Q3 2002
Revenue before reimbursements (net revenue) ($ in millions)	28.7	30.2	27.7	26.8	26.7
Out-of-pocket reimbursable expenses ($ in millions)	3.6	3.7	3.0	3.0	3.0
Total revenue ($ millions)	32.3	33.9	30.7	29.8	29.7
Gross margin %	40.7	42.9	40.9	44.8	42.9
Utilization %	74.5	78.8	75.8	78.3	71.3
Billable associates	464	460	438	440	466
Total associates	527	534	509	512	518

Life Sciences	Q3 2003	Q2 2003	Q1 2003	Q4 2002	Q3 2002
Revenue before reimbursements (net revenue) ($ in millions)	12.1	15.0	17.9	16.5	16.4
Out-of-pocket reimbursable expenses ($ in millions)	0.3	0.3	0.5	0.4	0.4
Total revenue ($ millions)	12.5	15.3	18.4	16.9	16.8
Gross margin %	29.3	36.3	46.3	49.0	46.0
Utilization %, excluding Paragon	63.9	72.5	77.3	79.6	74.1
Utilization %, including Paragon	75.0	79.9	80.9	—	—
Billable associates	614	586	568	300	318
Total associates	743	720	700	372	389

Outsourcing	Q3 2003	Q2 2003	Q1 2003	Q4 2002	Q3 2002
Revenue before reimbursements (net revenue) ($ in millions)	25.0	26.1	24.5	25.6	26.5
Out-of-pocket reimbursable expenses ($ in millions)	0.1	0.1	0.1	0	0
Total revenue ($ millions)	25.1	26.2	24.6	25.6	26.5
Gross margin %	15.6	16.1	11.9	18.7	18.3
Total associates	662	669	659	709	722